Exhibit 99.1

January 20, 2004

FOR IMMEDIATE RELEASE

Washington Mutual Announces Fourth Quarter 2003 and Year-End Earnings

Boardof Directors Increases Cash Dividend

SEATTLE —Washington Mutual, Inc. (NYSE: WM) today announced 2003 annual earnings of $3.88 billion, or $4.21 per diluted share versus $3.86 billion, or $4.02 per diluted share in 2002, an increase of 5 percent on a per share basis.  Reflecting the slowdown in the mortgage market in the second half of the year, the company announced fourth quarter 2003 earnings of $842 million, or 93 cents per diluted share as compared with $941 million, or $1.00 per diluted share for the same period in the previous year.

The company closed the sale of its consumer finance subsidiary, Washington Mutual Finance, on January 9, 2004. All financial information reflects Washington Mutual Finance as a discontinued operation.

Highlights of the year and fourth quarter included:

•                  A net increase of 808,000 retail checking accounts during the year including 183,000 during the fourth quarter, bringing the company’s total to more than 8 million accounts;

•                  Record depositor and other retail banking fees of $1.82 billion for the year, an increase of $184 million from $1.63 billion in 2002, reflecting the company’s strong organic growth. For the fourth quarter of 2003 those fees totaled $472 million, up from $449 million for the same period one year ago;

•                  The opening of 260 new retail banking stores in 2003 including 101 in the fourth quarter increased the total number of retail banking stores nationwide to 1,776. As part of the company’s continued strategy to overlay its retail banking operations in select metropolitan markets, the company plans to open approximately 250 new retail banking stores in 2004;

•                  At year end, the average mature retail banking household maintained 5.59 products and services with the company, up from 5.28 at year-end 2002;

•                  Record home loan volume of $384.18 billion for 2003 increased $104.73 billion from $279.45 billion in 2002; and the fourth quarter’s volume of $57.53 billion, which reflected a slowdown in the mortgage market, was down $42.28 billion from $99.81 billion in the fourth quarter of 2002;

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•                  Strong home equity loans and lines of credit volume was a record $29.64 billion in 2003, an increase of $14.39 billion from $15.25 billion in 2002;

•                  Multi-family lending volume was a record $8.07 billion in 2003, an increase of $2.23 billion from $5.84 billion in 2002;

•                  Improved credit quality was reflected in a decline in nonperforming assets (NPAs) as a percentage of total assets to 0.70 percent as of December 31, 2003 from 0.93 percent as of December 31, 2002;

•                  In late December 2003, the company sold its franchise lending portfolio resulting in a net recovery of reserves of $82 million;

•                  Improved credit quality and continued favorable economic conditions in conjunction with proactive management of NPAs led to an additional recovery of $120 million of reserves in the period;

•                  During 2003, the company repurchased 65.9 million shares of its common stock at an average price of $40.93, of which 28.7 million shares were repurchased during the fourth quarter at an average price of $44.14;

•                  At 42 cents, the dividend declared this quarter reflects a 45 percent increase over the dividend declared in first quarter of 2003.

“The fourth quarter of 2003 brought to a close a successful year in which we continued to profitably expand our key businesses nationally and enhance the value of our franchise,” said Kerry Killinger, the company’s chairman, president and CEO. “We continued to see marked improvement in our credit position as the year progressed as well. While 2003 was a solid year for our company, rising interest rates for mortgages in the second half of the year placed pressure on our business results.  Our management team is meeting the challenge head on, as reflected in the $180 million of technology write-downs and severance charges taken during the fourth quarter, and we expect our efforts to reduce costs will contribute to our results in 2004.”

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BOARD OF DIRECTORS INCREASES CASH DIVIDEND

Based on the company’s continued strong operating fundamentals and financial performance, Washington Mutual’s Board of Directors declared a cash dividend of 42 cents per share on the company’s common stock, up from 41 cents per share in the previous quarter.  Dividends on the common stock are payable on February 13, 2004 to shareholders of record as of January 30, 2004.

FOURTH-QUARTER AND YEAR-END RESULTS

Net Interest Income

Net interest income was $1.74 billion in the fourth quarter of 2003, a decline of $166 million from third quarter 2003 net interest income of $1.91 billion.  This decrease was largely the result of the continuing contraction of the net interest margin and a decline in loans held for sale.

The net interest margin in the fourth quarter declined to 2.90 percent, a reduction of 17 basis points from the third quarter of 2003. The lower margin was driven primarily by the sale of certain available for sale securities in the third quarter of this year and the continued downward repricing of loans held in portfolio, as well as significantly lower levels of noninterest-bearing custodial and escrow deposit balances resulting from the slowing mortgage refinance market.

For 2003, net interest income was $7.63 billion, a decrease of $500 million from $8.13 billion in 2002.  This decrease was attributable to a 30 basis point decline in the net interest margin year-over-year.

Noninterest Income

Total home loan mortgage banking income, net of risk management activities, was $2.28 billion for 2003 up from $1.76 billion in 2002. Fourth quarter 2003 income of $581 million increased from $356 million in the fourth quarter of 2002.

Home loan mortgage banking income reflected a net recovery on the MSR asset that resulted from higher interest rates at the end of the year. The slowdown in the mortgage market and operational issues experienced by the company in the third quarter led to a decrease in the gain from mortgage loans, net of risk management activities, to $1.06 billion in 2003 from $1.25 billion in 2002.  For the fourth quarter 2003, net gain from mortgage loans decreased to $71 million from $311 million in the fourth quarter of 2002.

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Continued strong consumer preference for Washington Mutual’s products and personal service, plus the opening of 260 new retail banking stores in 2003, led to a net increase of 808,000 retail checking accounts year-over-year.  This increase contributed to the record level of depositor and other retail banking fees of $1.82 billion for the year, an increase of $184 million, or 11 percent, from $1.63 billion for 2002. For the quarter, depositor and other retail banking fees totaled $472 million, an increase from $449 million from the same period one year ago.

Lending

For the year, record total loan volume of $432.25 billion represented an increase of 40 percent from $309.42 billion in 2002.  Fourth quarter 2003 volume of $69.90 billion reflected the industry-wide 50 percent reduction in quarterly mortgage originations.  Fourth quarter volume was down 36 percent from $108.49 billion in the fourth quarter of 2002.

Record home loan volume of $384.18 billion for 2003 represented an increase from $279.45 billion in 2002.  Fourth quarter volume of $57.53 billion was down from $99.81 billion in the fourth quarter of 2002.

Even though the market remains predominantly a fixed-rate market, the company is beginning to see a shift toward adjustable-rate mortgages (ARMs).  During the fourth quarter of 2003, home loan ARMs represented 55 percent of the company’s home loan application volume, compared with 38 percent in the third quarter of 2003.

The company’s cross-selling efforts led to record home equity loans and lines of credit volume of $29.64 billion in 2003, an increase of 94 percent from $15.25 billion in 2002; and the fourth quarter’s volume of $7.92 billion was up 68 percent from $4.72 billion in the fourth quarter of 2002.

The company’s multi-family business continued its expansion efforts, opening new offices in Washington, D.C.; Boston, Mass.; and Miami, Fla. in 2003.  For the year, multi-family lending volume was a record $8.07 billion, up 38 percent from $5.84 billion in 2002; and the fourth quarter’s volume remained strong at $1.65 billion.

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Cost Leadership Initiatives

For the year, noninterest expense totaled $7.41 billion, as compared with $6.19 billion for 2002.  Noninterest expense totaled $2.10 billion for the fourth quarter of 2003, compared with $1.81 billion for the third quarter of 2003, reflecting excess capacity in the company’s home lending operations.  For the fourth quarter, the company’s efficiency ratio was 65.51 percent as compared with 52.13 percent for the third quarter of 2003.  For the year the efficiency ratio was 54.96 percent compared with 49.12 percent in 2002.

In December, the company announced its cost leadership initiative to cut approximately $1 billion from its annualized fourth-quarter 2003 noninterest expense run rate by June 2005.  As an important step to achieving this initiative, the company incurred technology write-downs and severance charges totaling $180 million, which were included in noninterest expense and contributed to a higher efficiency ratio in the fourth quarter and for the year.

 “We have a rigorous process in place and our management team is focused on reducing our cost base with the goal of becoming an industry leader in efficiency,” Killinger said. “We are pleased with the initial results of our efforts but we know there is more work to do.  However, given the momentum that we have, our management team is confident that we will achieve our stated reduction targets.”

As previously announced, the company eliminated the equivalent of 4,500 full-time positions in its home lending support operations during the last four months of 2003.  The majority of this total reflected reductions in non-employee temporary and contract personnel and decreased overtime.  Washington Mutual also anticipates a reduction of 2,900 full-time equivalent personnel in the first quarter of 2004. Additional efficiencies will be accomplished by completing the previously delayed integration of Washington Mutual’s mortgage acquisitions from 2001 and 2002, as well as cost-saving initiatives in other parts of the organization.

Killinger added that while the company is reducing employment in its administrative and support functions, it continues to add to its sales force nationally.

Credit Quality

With the improving economy, the credit quality of Washington Mutual’s loan portfolio improved as the year progressed, and the company continued to take advantage of market opportunities to reduce specific credit risk exposures.

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Specifically, as of December 31, 2003, nonperforming assets (NPAs) as a percentage of total assets were 0.70 percent versus 0.93 percent as of December 31, 2002. Total NPAs were down $546 million to $1.94 billion at December 31, 2003, as compared with $2.48 billion at December 31, 2002.

In late December, the company sold its franchise lending portfolio resulting in a net recovery of reserves of $82 million.  Given its improved credit profile and improved economic conditions, the company recognized an additional recovery of reserves for loan and lease losses of $120 million during the fourth quarter, resulting in a total reserve recovery of $202 million.  This compares with a provision of $67 million for the same period in the previous year.

Net charge offs for the fourth quarter were $97 million, but included a one-time charge off of $39 million that resulted from the sale of the franchise lending portfolio.  Charge offs for the third quarter 2003 were $74 million. The allowance for loan and lease losses was $1.25 billion at December 31, 2003.

“With the actions we took in this and recent quarters, total NPAs have declined to a level below where they stood at the end of the quarter following September 11, 2001,” said Jim Vanasek, chief credit officer.  “Today, our reserve coverage remains strong and is appropriate for the current risk profile of our loan portfolio.”

Balance Sheet and Capital Management

Washington Mutual’s total assets increased $6.95 billion to $275.18 billion at December 31, 2003 from $268.23 billion at year-end 2002.

At December 31, 2003, total deposits were $153.18 billion, down from $155.52 billion at the end of 2002.  However, total deposits, excluding custodial, escrow and wholesale deposits, increased $9.72 billion for the year, up from 2002’s total of $125.36 billion.

Loans held in portfolio increased to $175.64 billion as of December 31, 2003, an increase of $31.77 billion from $143.87 billion in 2002, reflecting the company’s emphasis on originating ARM loans for its balance sheet as well as growth in its home equity and lines of credit, and multi-family lending portfolios. Partially offsetting this increase, the company saw loans held for sale decline $18.44 billion from $38.78 billion in 2002 to $20.34 billion in 2003, reflecting the decline in refinancing activity.

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Washington Mutual continues to manage its capital position by repurchasing shares of its stock.  During the fourth quarter, the company repurchased 28.7 million shares of its common stock at an average price of $44.14.  For the year, it repurchased 65.9 million shares at an average price of $40.93.

Stockholders’ equity stood at $19.74 billion, or 7 percent of total assets at December 31, 2003.  In addition, capital ratios of the company’s banking subsidiaries continued to exceed the federal regulatory requirements for classification as “well-capitalized” institutions, the highest regulatory standard.

Outlook

“As we enter 2004, we have brought added focus to driving efficiencies throughout the organization while continuing to invest in growth initiatives in our consumer and commercial businesses,” Killinger said. “We expect the results of these efforts to position us well for the future and to enhance long-term shareholder value.”

Company Updates

•                                     Washington Mutual was recognized for the second straight year by Fortune Magazine as one of the nation’s “Best Companies to Work For.”

•                                     Washington Mutual recently took top honors as “Best Retail Bank — Americas” in the Lafferty International Retail Banking Awards.

•                                     The company opened 30 retail banking stores in the Chicago area in the fourth quarter, bringing the total in that market to 90.

•                                     As part of Washington Mutual’s efforts with Earvin “Magic” Johnson, chairman and CEO of Johnson Development Corporation, to open home loan centers throughout the nation’s underserved communities, the company opened new home loan centers in Harlem, New York; Washington D.C.; and Atlanta, Georgia in 2003.

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About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At December 31, 2003, Washington Mutual and its subsidiaries had assets of $275.18 billion. Washington Mutual currently operates more than 2,400 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Webcast information: Investors may listen to Washington Mutual’s year-end and fourth-quarter earnings conference call on January 21, 2004, at 10:30 a.m. EST at www.wamu.com/ir or by dialing 1-877-546-1566. The passcode “WaMu” is required to access the call.  International callers may dial 1-773-756-4626.  A recording of the conference call will be available at 1 p.m. EST on Wednesday, January 21 through 11:59 p.m. EST on Friday, January 30.  The recorded message will be available at 1-800-348-3285.  Callers from outside the United States may dial 1-402-220-9675. A transcript of the prepared remarks will be on the company’s web site for 30 days following the call.

Forward Looking Statement

Our Form 10-K and other documents that we file with the Securities and Exchange Commission contain forward-looking statements.  In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements provide our expectations or predictions of future conditions, events or results.  They are not guarantees of future performance.  By their nature, forward-looking statements are subject to risks and uncertainties.  These statements speak only as of the date they are made.  We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.  There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Some of these factors are:

•                  General business and economic conditions may significantly affect our earnings;

•                  If we are unable to effectively manage the volatility of our mortgage banking business, our earnings could be adversely affected;

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•                  Many of our interest rate and MSR risk management strategies depend on trading in mortgage-related financial instruments in the secondary market.  If periods of illiquidity develop in these markets, our ability to effectively implement our risk management strategies could be adversely affected;

•                  If we are unable to effectively implement our business operations technology solutions, our earnings and financial condition could be adversely affected;

•                  If we are unable to fully realize the operational and systems efficiencies and revenue enhancements sought to be achieved from our recently announced business segment realignment, our earnings could be adversely affected;

•                  The financial services industry is highly competitive; and

•                  Changes in the regulation of financial services companies and government-sponsored enterprises could adversely affect our business.

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Media Contact:	Alan Gulick
(206) 377-3637
alan.gulick@wamu.net

Investor Contacts:	JoAnn DeGrande
(206) 461-3186
joann.degrande@wamu.net

Ruthanne King
(206) 461-6421
ruthanne.king@wamu.net